Exhibit 99.2
HIBBETT SPORTS, INC.

COMPENSATION COMMITTEE CHARTER

I.            Purpose
The primary purpose of the Hibbett Sports, Inc. Compensation Committee (the "Committee") is to assist the Board of Directors (the "Board") in discharging its responsibilities in respect to compensation of the Company's executive officers and to evaluate the objectives, policies and implementation of the Company's executive compensation programs.

II.            Organization
The Committee shall consist of three or more directors, each of whom shall satisfy the applicable independence requirements of NASDAQ Stock Market and qualify as "outside directors" under Section 162(m) of the Internal Revenue Code and as "non-employee" directors under the rules and regulations of the Securities and Exchange Commission, as determined by the Board. Committee members shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. The Committee's chairperson shall be designated by the full Board. The Committee may form and delegate authority to subcommittees or to management selected by it, to the extent it deems desirable and appropriate, except as may be limited by applicable law or NASDAQ rule. The Committee may revoke any such delegation at any time.

III.            Structure and Meetings
The chairperson of the Committee will preside at each meeting of the Committee and, in consultation with the other members of the Committee, shall set forth the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson will ensure that the agenda for each meeting is circulated in advance of the meeting.

IV.            Goals and Responsibilities
The Committee shall have the power and authority of the Board to perform the following duties and to fulfill the following responsibilities:

a.	Develop guidelines and review the structure and competitiveness of the Company's executive officer compensation programs based on the following factors: (i) the attraction and retention of executive officers; (ii) the appropriate motivation of executive officers to achieve the Company's business objectives in line with the Company's overall strategies for risk management; (iv) the alignment of the interests of executive officers with the long-term interests of the Company's shareholders; and (v) and such other factors as determined by the Board or Committee from time to time;

b.
Receive reports on the evaluation of the performance of the Company's Chairman and CEO from the Nominating & Corporate Governance Committee and oversee an evaluation of the performance of the Company's other executive officers;

c.
Approve the annual compensation, including salary, bonus, incentive and equity compensation, for the Company's executive officers.  Review and approve compensation packages for new executive officers.  Review and approve policies regarding executive officer compensation.

d.
Make recommendations to the Board with respect to incentive compensation plans and equity-based plans, and establish criteria for the granting of equity awards to the Company's officers and other employees and review and approve the granting of equity awards in accordance with such criteria;

e.	Review plans for executive officer succession and make an annual report to the Board on succession planning;
f.
Discuss with management the Company's Compensation Discussion and Analysis ("CD&A") for the annual proxy statement; based on the review and discussion, recommend to the Board that the CD&A be included in the Company's annual report or annual proxy statement;

g.
Produce a compensation committee report on executive compensation as required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement or annual report of Form 10-K;

h.	Support the Board's oversight of risk management by addressing risks inherent in matters under the Committee's purview, including executive compensation, incentive plans and succession planning;
i.	Annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval; and
j.	Perform other activities consistent with this Charter, the Company's By-laws and governing law as the Committee or the Board deem appropriate.

V.            Performance Evaluation
The Committee shall periodically evaluate its performance under this Charter and make any report it deems necessary or desirable to the Board.

VI.            Committee Resources
The Committee shall have the authority, in its sole discretion, to obtain advice and seek assistance from internal and external human resources, legal, accounting and other advisors; provided, however, that it may only do so after taking into consideration the following independence factors as well as any other factors required by applicable exchanges and/or the Securities Exchange Act of 1934 and corresponding rules that may be amended from time to time:

(i) the provision of other services to the Company by the person that employs the compensation consultant, legal counsel or other adviser; (ii) the amount of fees received from the Company by the person that employs the compensation consultant, legal counsel or other adviser, as a percentage of the total revenue of the person that employs the compensation consultant, legal counsel or other adviser; (iii) the policies and procedures of the person that employs the compensation consultant, legal counsel or other adviser that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the compensation consultant, legal counsel or other adviser with a member of the Committee; (v) any stock of the Company owned by the compensation consultant, legal counsel or other adviser; and (vi) any business or personal relationship of the compensation consultant, legal counsel, other adviser or the person employing the adviser with an executive officer of the Company.

The Committee shall determine the extent of funding necessary for the payment of compensation to any consultant retained to advise the Committee.

As revised, this charter was adopted by the Company's Board of Directors on May 30, 2013.

End of Exhibit 99.2